EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Spartan Motors, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Directors' Stock Purchase Plan of Spartan Motors, Inc. of our report dated February 8, 2002, with respect to the consolidated financial statements and schedule of Spartan Motors, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
August 14, 2002